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                                                                Exhibit 99.14(a)



                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus, and the Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "Registration Statement"), of our report dated October 31, 2001 relating to the financial statements and financial highlights appearing in the September 30, 2001 Annual Report to Shareholders of Small Cap Fund, which is also incorporated by reference into the Registration Statement and references to us under the headings "Experts" and "Financial Highlights" in such Proxy Statement and Prospectus. We also consent to the reference to us under the heading "Financial Highlights" in the Fund's Prospectus dated January 28, 2002, and "Independent Accountants" in the Fund's Statement of Additional Information dated January 28, 2002, which has been incorporated by reference into this Registration Statement.



PricewaterhouseCoopers LLP
Baltimore, Maryland
April 11, 2002